Exhibit 23.3

Consent of Independent Petroleum Engineer

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our appraisal reports for QEP Resources, Inc. as of the years ended December 31, 2017, 2016 and 2015 originally included in the Annual Report on Form 10-K of QEP Resources, Inc. filed with the Securities and Exchange Commission on February 28, 2018.

\s\ Ryder Scott Company L.P.
RYDER SCOTT COMPANY L.P.
Denver, Colorado	TBPE Firm Registration No. F-1580
May 31, 2018